Exhibit 10.1

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF.  THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIC LIMITED CIRCUMSTANCES, AN OPINION OF COUNSEL FOR THE HOLDER, CONCURRED IN BY COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

THIS CONVERTIBLE PROMISSORY NOTE IS NON-NEGOTIABLE AND NON-TRANSFERABLE.  ANY ATTEMPTED TRANSFER OR OTHER DISPOSITION OF THIS CONVERTIBLE PROMISSORY NOTE OR ANY RIGHTS OR INTERESTS HEREIN IN VIOLATION OF THIS CONVERTIBLE PROMISSORY NOTE SHALL BE NULL AND VOID.

CONVERTIBLE PROMISSORY NOTE

May 10, 2012	Original Principal Amount: $3,000,000.00

FOR VALUE RECEIVED, YOU On Demand Holdings, Inc., a Nevada corporation (the “Company”), hereby promises to pay to SHANE MCMAHON (or his successor) (the “Payee”), the aggregate original principal amount of Three Million Dollars ($3,000,000.00) (the “Principal Amount”), together with accrued and unpaid interest thereon, each due and payable in accordance with the provisions of this Convertible Promissory Note (this “Note”).

1.             Interest Rate.  Interest shall accrue on the Principal Amount from the date of execution and delivery of this Note at a rate equal to four percent (4%) (the “Interest Rate”) computed on the basis of a 365 day year.

2.             Payment of Principal Amount and Interest on Note.

(a)           Payments.  The Principal Amount and all accrued interest on this Note are due and payable to Payee, by wire transfer of immediately available funds, on the earlier of (i) the date on which the Company closes the next financing of equity or equity-linked securities of the Company in which at least Five Million Dollars ($5,000,000) in gross proceeds is raised, and (ii) May 10, 2013 (the “Maturity Date”).

(b)           Application of Payments. All payments under this Note will be applied first to accrued and unpaid interest and thereafter to the outstanding Principal Amount of this Note.

(c)           Optional Prepayments.  The Company may, at any time and from time to time without premium or penalty, prepay all or any portion of the outstanding Principal Amount of this Note together with all accrued and unpaid interest due thereon.  Any prepayment of the Principal Amount will not affect the obligation of the Company to make subsequent scheduled payments of the unpaid Principal Amount at the times and in the amounts required until this Note is paid in full.

3.             Conversion.

(a)           Conversion Upon Financing.

(i)            The Principal Amount of this Note and all accrued and unpaid interest may, at Payee’s option, be converted upon or at any time following the closing of the most recent financing  (as of the date of conversion) of equity or equity-linked securities of the Company, regardless of the amount of gross proceeds received by the Company (each such financing, a “Financing”), into the securities to be issued in such Financing (the “Securities”), at a conversion price equal to the purchase price paid for the Securities by the investors in such Financing.  The Company shall provide the Payee with five (5) days prior written notice of the scheduled closing of a Financing.  If Payee opts to convert this Note as aforesaid, then Payee must notify the Company in writing within such five (5) day period of its option to convert.

(ii)           The Company shall not be obligated to issue certificates evidencing the shares of the Securities issuable upon such conversion unless (A) this Note is either delivered to the Company or its transfer agent, or the Payee notifies the Company or its transfer agent that such Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Note and (B) the Payee executes and delivers to the Company counterpart signature pages to all applicable transaction documents entered into by investors in a Financing.  The Company shall, as soon as practicable after Payee complies with the immediately preceding sentence, issue and deliver at such office to such Payee of the Note, a certificate or certificates for the Securities to which the Payee shall be entitled.  The person or persons entitled to receive Securities issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Securities on the date of closing of a Financing.

(b)           Other Optional Conversion. Unless otherwise converted pursuant to Section 3(a) hereof, the Principal Amount  of this Note and all accrued and unpaid interest may, at Payee’s option, be converted at any time prior to the Maturity Date into shares of the Company’s common stock, par value $0.001 (the “Common Stock”), at a per share conversion price equal to Ten Dollars ($10.00) (the “Optional Conversion Price”).  If Payee opts to convert the Principal Amount  of this Note and all accrued and unpaid interest hereunder into shares of Common Stock pursuant to this Section 3(b), the Payee shall provide the Company with notice of its option to convert within fifteen (15) days prior to the Maturity Date.  The Company shall not be obligated to issue certificates evidencing the shares of Common Stock upon such conversion unless this Note is either delivered to the Company or its transfer agent, or the Payee notifies the Company or its transfer agent that such Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Note.  The Company shall, as soon as practicable after Payee complies with the immediately preceding sentence, issue and deliver at such office to such Payee of such Note, a certificate or certificates for the shares of Common Stock to which the Payee shall be entitled.  The person or persons entitled to receive Common Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the date of such conversion.

(c)           Adjustments to Conversion Price.

(i)            Adjustments for Stock Splits and Combinations and Stock Dividends.  If the Company shall at any time or from time to time after the date hereof, effect a stock split or combination of the outstanding Common Stock or pay a stock dividend in shares of Common Stock, then the Optional Conversion Price shall be proportionately adjusted. Any adjustments under this Section 3(c)(i) shall be effective at the close of business on the date the stock split or combination becomes effective or the date of payment of the stock dividend, as applicable.

(ii)           Merger Sale, Reclassification, etc. In case of any (A) consolidation or merger (including a merger in which the Company is the surviving entity), (B) sale or other disposition of all or substantially all of the Company’s assets or distribution of property to shareholders (other than distributions payable out of earnings or retained earnings), or reclassification, change or conversion of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the conversion of this Note) or any similar corporate reorganization on or after the date hereof, then and in each such case the Payee, upon the conversion hereof at any time thereafter shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion hereof prior to such consolidation, merger, sale or other disposition, reclassification, change, conversion or reorganization, the stock or other securities or property to which the Payee would have been entitled upon such consummation if the Payee had converted this Note immediately prior thereto.

4.             Events of Default.

(a)           Definition.  For purposes of this Note, an event of default (an “Event of Default”) will be deemed to have occurred if:

(i)            the Company’s failure to make any required payment of principal and/or interest under this Note, or any other amount due and payable under this Note on the Maturity Date; or

(ii)           the Company shall (A) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts or any other relief under 11 U.S.C. §§ 101 et seq (the “Bankruptcy Code”) or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (B) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in paragraph C below, (C) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself or all or a substantial part of its properties or assets, (D) fail generally, or admit in writing its inability, to pay its debts generally as they become due, (E) make a general assignment for the benefit of creditors or (F) take any corporate action to authorize or approve any of the foregoing; or

(iii)          a proceeding shall have been instituted by a third party in respect of the  Company: (A) seeking a declaration or entailing a finding that the Company is insolvent under any law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, or any other similar law now or hereafter in effect, and such proceeding shall remain undismissed and unstayed for a period of ninety (90) consecutive days, or (B) seeking appointment of a receiver, trustee, liquidator, assignee, sequestrator or other custodian for the Company or for all or any substantial part of  the Company’s property, and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, and such proceeding shall remain undismissed and unstayed for a period of ninety (90) consecutive days.

(b)           Consequences.  Upon the occurrence of an Event of Default described in Section 4(a)(i), the Payee shall have the right to cause the entire unpaid Principal Amount, together with all accrued interest thereon, reasonable attorneys’ fees and all fees, charges, costs and expenses, if any, owed by the Company to the Payee, to become immediately due and payable in full by giving written notice to the Company.  Upon the occurrence of an Event of Default described in Sections 4(a)(ii)-(iii), the entire unpaid Principal Amount, together with all accrued interest thereon, reasonable attorneys’ fees and all fees, charges, costs and expenses, if any, owed by the Company to the Payee, shall become immediately due and payable without action by the Payee.

5.             Remedies.  Upon the occurrence of an Event of Default, the Payee may avail itself of any legal or equitable rights which the Payee may have at law or in equity or under this Note, including, but not limited to, the right to accelerate the indebtedness due under this Note as set forth in Section 4(b) hereof.  The remedies of the Payee as provided herein shall be distinct and cumulative, and may be pursued singly, successively or together, at the sole discretion of the Payee, and may be exercised as often as occasion therefor shall arise.  Failure to exercise any of the foregoing options upon the occurrence of an Event of Default shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to the same or any other Event of Default, and no single or partial exercise of any right or remedy shall preclude other or further exercise of the same or any other right or remedy.  The Payee shall have no duty to exercise any or all of the rights and remedies herein provided or contemplated.  The acceptance by the Payee of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights or remedies at that time, or nullify any prior exercise of any such rights or remedies without the express written consent of the Payee.

6.             Enforcement Expenses.  If this Note is referred to an attorney for collection, whether or not suit has been filed or any other action instituted or taken to enforce or collect under this Note, the Company shall pay all of the Payee’s costs, fees (including reasonable attorneys’ and paralegals’ fees) and expenses in connection with such referral.

7.             Representations and Warranties.  The Company hereby represents and warrants to the Payee that:

(a)           The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as it is now being conducted or proposed to be conducted.  The Company is duly qualified as a foreign corporation to transact business, and is in good standing, in each jurisdiction where it owns or leases real property or maintains employees or where the nature of its activities make such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, assets, properties, operations, results of operations, condition (financial or otherwise) or prospects of the Company or its subsidiary taken as a whole.

(b)           The Company has all requisite legal and corporate power and authority to execute and deliver this Note and to issue shares of its capital stock upon the conversion of this Note or in lieu of cash on the maturity date and to carry out and perform its other obligations under the terms of this Note.

(c)           This Note, when executed and delivered by the Company against receipt of the principal  amount hereof, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies.

8.             Reservation of Shares.  The Company hereby agrees that, so long as the Note remains outstanding and unpaid, or any other amount is owing to the Payee hereunder, the Company will, at all times, have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock (or, if applicable, other securities) to provide for the issuance of all of the shares of Common Stock (or, if applicable, other securities) which may be issuable upon conversion of this Note.  Prior to complete conversion of this Note, the Company shall not reduce the number of shares of Common Stock (or, if applicable, other securities) reserved for issuance hereunder without the written consent of the Payee except for a reduction proportionate to a reverse stock split effected for a business purpose other than affecting the requirements of this Section, which reverse stock split affects all shares of Common Stock (or, if applicable, other securities) equally.

9.             No Assignment.  Neither this Note nor any of the rights, interests or obligations hereunder may be assigned or negotiated by Payee or the Company without the prior written consent of the other.  Any attempted assignment or disposition in violation of this Note will be null and void.  Subject to these provisions of this Section 9, this Note shall inure to the benefit and be binding on any successor to the Company or Payee.

10.           Waiver.  The Company hereby waives demand, presentment for payment, and protest.

11.           Amendment and Waiver.  This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of the Company or Payee, but only by an agreement in writing signed by all of the parties hereto.

12.           Cancellation.  After all obligations for the payment of money arising under this Note have been paid in full, this Note will be surrendered to the Company for cancellation.

13.           Governing Law.  The validity, construction and interpretation of this Note will be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

14.           Notices.

(a)           All notices hereunder shall be in writing and shall be in writing and shall be deemed given if delivered personally, sent by certified mail (postage prepaid, return receipt requested), or by nationally recognized overnight courier service, as follows:

If to the Company:

YOU On Demand Holdings, Inc.
27 Union Square West, Suite 502
New York, New York 10003
Tel: 212-206-1216
Attention: Marc Urbach
E-Mail: marc@yod.com

with a copy to:

Pillsbury Winthrop Shaw Pittman, LLP
2300 N Street, N.W.
Washington, DC 20037
Attention: Louis A. Bevilacqua
E-Mail: louis.bevilacqua@pillsburylaw.com

If to the Payee:

Shane McMahon
295 Greenwich St.
Apt. 301
New York, New York 10007

with a copy to:

K&L Gates LLP
599 Lexington Avenue
New York, NY 10022
Attention: John D. Vaughan
E-Mail: jack.vaughan@klgates.com

or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein.  Notices shall be effective when received; provided, however, that if any notice sent by courier or by certified or registered mail is returned as undeliverable, such notice shall be deemed effective when mailed or given to such courier.

(b)           Any of the foregoing persons may change the address to which notices are to be delivered to it hereunder by giving written notice to the others as provided in this Section 14.

15.           Place of and Right to Payment.  Payments made hereunder will be delivered to Payee at the address or account designated by Payee by prior written notice to the Company.

16.           Construction.  The rule of construction against the drafter of this Note is hereby waived.

17.           Entire Agreement.  This Note constitutes the entire agreement and understanding of the parties, and supersedes and replaces in their entirety any prior discussions, agreements, etc., all of which are merged herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has executed and delivered this Convertible Promissory Note on the date first above written.

YOU ON DEMAND HOLDINGS, INC.

By:
Name: Marc Urbach
Title: President and Chief Financial Officer